Exhibit 99.1

Keating Capital Participates in Tremor Video’s $37 Million Preferred Stock Offering

Online advertising company receives growth capital from pre-IPO investor

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--September 12, 2011--Keating Capital, Inc. (www.KeatingCapital.com), a pre-IPO investment fund, announced that on September 6, 2011, it made a $4 million investment as part of a $37 million preferred stock financing round of Tremor Video, Inc. (www.TremorVideo.com). The round was led by new investor W Capital and included Keating Capital, Canaan, Draper Fisher Jurvetson Growth, General Catalyst, Meritech and Time Warner.

Founded in 2005 and headquartered in New York City, Tremor Video is an online video technology and advertising company that provides video advertising solutions to Fortune 1000 brand advertisers and top tier publishers of Web videos. Tremor Video places video advertisements before or next to online videos or other content for brand advertisers such as Procter & Gamble, Mars, Microsoft, Sprint Nextel, and Walt Disney. Tremor Video’s award-winning SE2 technology provides advertisers with tools to target and engage customers, measure campaign effectiveness and ensure brand safety by scanning and categorizing each video stream before an advertisement is placed. Tremor Video’s network of over 5,000 third-party publishers of online video content benefit from a full suite of products and services to monetize streaming video and maximize their return on investment.

Timothy J. Keating, Keating Capital’s CEO stated: “According to eMarketer, a digital marketing research firm, the U.S. online video advertising market is estimated to be approximately $2.2 billion in 2011 growing to nearly $5.7 billion by 2014, with video ads representing about 29% of the projected $19.6 billion U.S. online display advertising market in 2014 second only to banner ads with 56% of the market. We believe Tremor Video is one of the pioneers leading the development and transformation of the online advertising industry, and we are delighted to be an equity capital partner with the company.”

Tremor Video is Keating Capital’s eighth new portfolio company investment in 2011. With this investment, Keating Capital has now invested a total of $28.4 million in 12 portfolio companies, including $24.8 million invested year-to-date.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, high growth private companies that are committed to and capable of becoming public. Keating Capital provides individual investors with the ability to participate in a unique fund that invests in a private company's late stage, pre-IPO financing round — an opportunity that has historically been reserved for institutional investors.

To be added to Keating Capital’s distribution list, go to www.KeatingCapital.com/contact.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s Web site has been provided as a convenience, and the information contained on such Web site is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com